                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock Core Bond Trust - High Yield (BHK-HYLD)
   BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
   BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
   BlackRock Credit Strategies Income - High Yield (BR-MSBHY)
   BlackRock Global Long Short Credit Fund - High Yield Sleeve (BRGC-HY) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
   BlackRock Corporate High Yield Fund, Inc. (HYT)
   : Brighthouse Funds Trust I - BlackRock High Yield Portfolio (MIST-HY) AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                                09-06-2017
Offering Commencement:

Security Type:                         BND/CORP

Issuer                                 Iron Mountain Incorporated (2027)

Selling Underwriter                    J.P. Morgan Securities LLC

Affiliated Underwriter(s)              [X] PNC Capital Markets LLC
                                       [_] Other:

List of Underwriter(s)                 J.P. Morgan Securities LLC, Wells Fargo
                                       Securities, LLC, Merrill Lynch, Pierce,
                                       Fenner & Smith Incorporated, Citizens
                                       Capital Markets, Inc., Morgan Stanley &
                                       Co. LLC, RBC Capital Markets, LLC,
                                       Barclays Capital Inc., Goldman Sachs &
                                       Co. LLC, Scotia Capital (USA) Inc.,
                                       MUFG Securities Americas Inc., PNC
                                       Capital Markets LLC., SunTrust Robinson
                                       Humphrey, Inc., TD Securities (USA) LLC
TRANSACTION DETAILS

Date of Purchase                       09-06-2017

Purchase Price/Share
(PER SHARE / % OF PAR)   $100.00     Total Commission, Spread or Profit  1.250%

1.  Aggregate Principal Amount Purchased (a+b)                      $20,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)    $ 6,702,000

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

    b.  Other BlackRock Clients                                  $   13,298,000

2.  Aggregate Principal Amount of Offering                       $1,000,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                     0.02

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

 Completed by:             Dipankar Banerjee                 Date:  09-08-2017
                           --------------------------------
                           Global Syndicate Team Member

 Approved by:              Steven DeLaura                    Date:  09-08-2017
                           --------------------------------
                           Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                DEFINITION
Eligible Municipal Securities       The securities:

                                    (a) are direct obligations of, or
                                        obligations guaranteed as to principal
                                        or interest by, a State or any
                                        political subdivision thereof, or any
                                        agency or instrumentality of a State
                                        or any political subdivision thereof,
                                        or any municipal corporate
                                        instrumentality of one or more States,
                                        or any security which is an industrial
                                        development bond (as defined in
                                        section 103(c)(2) of Title 26) the
                                        interest on which is excludable from
                                        gross income under certain provisions
                                        of the Internal Revenue Code;

                                    (b) are sufficiently liquid that they can
                                        be sold at or near their carrying
                                        value within a reasonably short period
                                        of time; and

                                    (c) either

                                        (1)  are subject to no greater than
                                             moderate credit risk; or

                                        (2)  if the issuer of the municipal
                                             securities, or the entity
                                             supplying the revenues or other
                                             payments from which the issue is
                                             to be paid, has been in
                                             continuous operation for less
                                             than three years, including the
                                             operation of any predecessors,
                                             the securities are subject to a
                                             minimal or low amount of credit
                                             risk.

                                    Also, purchases of municipal securities
                                    may not be designated as group sales or
                                    otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering         The securities are sold in an offering
                                    where

                                    (a) the securities are offered or sold in
                                        transactions exempt from registration
                                        under Section 4(2) of the Securities
                                        Act of 1933, Rule 144A thereunder, or
                                        Rules 501-508 thereunder;

                                    (b) the securities were sold to persons
                                        that the seller and any person acting
                                        on behalf of the seller reasonably
                                        believe to include qualified
                                        institutional buyers, as defined in
                                        Rule 144A ("QIBs"); and

                                    (c) the seller and any person acting on
                                        behalf of the seller reasonably
                                        believe that the securities are
                                        eligible for resale to other QIBs
                                        pursuant to Rule 144A.

Government Securities Offering      The security is issued or guaranteed as to
                                    principal or interest by the United
                                    States, or by a person controlled or
                                    supervised by and acting as an
                                    instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United
                                    States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                  DEFINITION
U.S. Registered Public Offering.      The securities offered are registered
                                      under the Securities Act of 1933 that
                                      are being offered to the public.